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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statements and related prospectuses of Internet Security Systems, Inc. listed below of our report dated November 15, 2002, with respect to the consolidated financial statements and schedule of vCIS, Inc. included in this Current Report on Form 8-K/A:

                  1. Registration Statement No. 333-54670 on Form S-8 (1995 Stock Incentive Plan (Amended and Restated as of May 24, 2000), 1999 Employee Stock Purchase Plan, 1999 International Stock Purchase
         Plan).

                  2. Registration Statement No. 333-53279 on Form S-8 (Restated 1995 Stock Incentive Plan).

                  3. Registration Statement No. 333-89563 on Form S-8 (Internet Security Systems, Inc. 1995 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 International Employee Stock Purchase Plan, Netrex, Inc. 1998 Stock Plan).

                  4. Registration Statement No. 333-62658 on Form S-8 (1999 Network ICE Stock Option Plan, Internet Security Systems, Inc. 1995 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 International Employee Stock Purchase Plan, Netrex, Inc. 1998 Stock
         Plan).

                  5. Registration Statement No. 333-100954 on Form S-8 (vCIS, Inc. 2001 Stock Plan, Internet Security Systems, Inc. Restated 1995 Stock Incentive Plan (Amended and Restated as of May 29, 2002), Internet Security Systems, Inc. 1999 Employee Stock Purchase Plan, Internet Security Systems, Inc. 1999 International Employee Stock Purchase Plan).


                                        /s/ Ernst & Young LLP
Atlanta, Georgia
January 13, 2003




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